Exhibit 99.1
CMS ENERGY ANNOUNCES THIRD QUARTER NET INCOME OF $134 MILLION, OR $0.53 PER SHARE, AND AFFIRMS
ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., Oct. 28, 2010 — CMS Energy announced today reported net income of $134 million, or $0.53 per share, for the third quarter of 2010 compared to reported net income of $67 million, or $0.28 per share, in the same quarter of 2009.
     The company’s third quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the favorable effects of legacy issues associated with previously sold assets and certain other items, was $132 million, or $0.52 per share. In the third quarter of 2009, the company had adjusted net income of $71 million, or $0.30 per share. Compared to the third quarter of 2009, about half of the $0.22 per share improvement comes from the company’s continuing growth strategy from investing in its principal subsidiary, Consumers Energy, to improve customer value and the environment. The other half of the improvement reflects weather, primarily the absence of unseasonably cool weather in the summer of 2009. Although 2010 temperatures were warmer than normal, the 2010 weather impact largely was offset by decoupling, a regulatory mechanism designed to minimize volatility. Decoupling wasn’t in effect in 2009.
     For the first nine months of 2010, CMS Energy had reported net income of $299 million, or $1.19 per share, compared to reported net income of $212 million, or $0.90 per share, for the similar period of 2009.
     On an adjusted basis, the company had net income of $290 million, or $1.16 per share, for the first nine months of 2010, compared to adjusted net income of $209 million, or $0.89 per share, for the first nine months of 2009.
     CMS Energy reaffirmed its guidance for 2010 adjusted earnings of about $1.35 per share. Reported earnings could vary because of several factors such as legacy issues associated with previously sold assets. Because of those uncertainties, the company isn’t providing reported earnings guidance.

     In reviewing recent major events, CMS Energy’s president and chief executive officer, John Russell, noted the company has:
•	Increased its common stock dividend by 40 percent, effective with the dividend payable on Nov. 30

•	Trimmed its capital investment plan for the next five years by about $1 billion, helping to moderate future rate increases to customers

•	Reduced earnings dilution and liquidity risk with a mandatory conversion of all of its outstanding convertible preferred stock

•	Issued about $500 million in debt, primarily to refinance about $400 million of higher-cost securities and take advantage of low interest rates
     Russell said the company will continue to implement its successful growth strategy and plans to invest more than $6 billion in its Consumers Energy operations over the next five years, making it one of the largest investors in the state.
     “We’ll continue to make substantial investments in renewable energy, environmental quality programs and energy efficiency, while maintaining our focus on providing customers with safe, reliable and affordable service,” he said, adding that the company’s investments would create jobs and help boost the state’s economy.
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2010.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2010 and June 30, 2010.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Operating Revenue	$1,443	$1,263	$4,750	$4,592

Operating Expenses	1,124	1,033	3,930	4,002

Operating Income	$319	$230	$820	$590

Other Income (Expense)	16	(4)	46	52

Interest Charges	102	103	324	307

Income before Income Taxes	$233	$123	$542	$335

Income Tax Expense	87	47	207	129

Income from Continuing Operations	$146	$76	$335	$206

Income (Loss) from Discontinued Operations	—	(1)	(17)	23

Net Income	146	75	318	229

Income Attributable to Noncontrolling Interests	1	6	3	9

Net Income Attributable to CMS Energy	$145	$69	$315	$220

Charge for Deferred Issuance Costs on Preferred Stock	8	—	8	—
Preferred Dividends	3	2	8	8

Net Income Available to Common Stockholders	$134	$67	$299	$212

Income Per Share
Basic	$0.58	$0.29	$1.30	$0.93
Diluted	$0.53	$0.28	$1.19	$0.90

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	September 30	December 31
	2010	2009
	(Unaudited)
Assets
Cash and cash equivalents	$696	$90
Restricted cash and cash equivalents	23	32
Other current assets	2,367	2,620

Total current assets	$3,086	$2,742
Plant, property & equipment	9,918	9,682
Non-current assets	2,567	2,832

Total Assets	$15,571	$15,256

Stockholders’ Investment and Liabilities
Current liabilities	$1,266	$1,220
Non-current liabilities	4,205	4,272
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, non-recourse debt, finance leases and securitization debt)	6,668	6,225
FIN 46 debt, non-recourse debt and finance leases	348	358

Total debt and capital and finance leases	7,016	6,583
Preferred stock	—	239
Noncontrolling interests	45	97
Common stockholders’ equity	2,821	2,602

Total capitalization	$9,882	$9,521
Securitization debt	218	243

Total Stockholders’ Investment and Liabilities	$15,571	$15,256

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Nine Months
	(Unaudited)
	2010	2009

Beginning of Period Cash	$90	$207
Cash provided by operating activities	$998	$634
Cash used in investing activities	(726)	(675)

Cash flow from operating and investing activities	$272	$(41)
Cash provided by financing activities	335	11
Changes in cash included in assets held for sale	(1)	4

Total Cash Flow	$606	$(26)

End of Period Cash	$696	$181

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net Income Available to Common Stockholders	$134	$67	$299	$212

Reconciling Items:
Discontinued Operations (Income) Loss	—	1	17	(23)

Downsizing Program	—	—	6	—

Asset Sales (Gains) Losses and Other	(2)	3	(32)	20

Adjusted Net Income — Non-GAAP Basis	$132	$71	$290	$209

Average Number of Common Shares Outstanding
Basic	229	227	228	227
Diluted	255	239	250	236

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.58	$0.29	$1.30	$0.93

Reconciling Items:
Discontinued Operations (Income) Loss	—	0.01	0.08	(0.10)

Downsizing Program	—	—	0.03	—

Asset Sales (Gains) Losses and Other	(0.01)	0.01	(0.14)	0.09

Adjusted Net Income — Non-GAAP Basis	$0.57	$0.31	$1.27	$0.92

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.53	$0.28	$1.19	$0.90

Reconciling Items:
Discontinued Operations (Income) Loss	—	0.01	0.07	(0.10)

Downsizing Program	—	—	0.03	—

Asset Sales (Gains) Losses and Other	(0.01)	0.01	(0.13)	0.09

Adjusted Net Income — Non-GAAP Basis	$0.52	$0.30	$1.16	$0.89

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.